GLOBE LIFE INC. REPORTS
Fourth Quarter 2020 Results

McKinney, TX, February 2, 2021—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended December 31, 2020, net income was $1.93 per diluted common share, compared with $1.69 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.74 per diluted common share, compared with $1.70 per diluted common share for the year-ago quarter.

Net income for the year ended December 31, 2020 was $6.82 per diluted common share, compared with $6.83 per diluted common share for the year-ago period. Net operating income for the year ended December 31, 2020 was $6.88 per diluted common share compared with $6.75 per diluted common share for the prior period.

HIGHLIGHTS:

●	Net income as an ROE was 9.5% for the year ended December 31, 2020. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 13.5% for the same period.

●	Life premiums increased over the year-ago quarter by 10% at the American Income Life Division and 7% at the Direct to Consumer Division.

●	Health premiums and health net sales increased over the year-ago quarter by 8% and 17%, respectively, at the Family Heritage Division.

●	Life net sales increased over the year-ago quarter by 32% at the Direct to Consumer Division, 24% at the Liberty National Division, and 20% at the American Income Life Division.

●	1.4 million shares of Globe Life Inc. common stock were repurchased during the quarter.

COVID-19 Update: Over the course of the year, the Company has seen a rise in life claims as result of the pandemic and a corresponding decrease in life underwriting margins. The Company incurred COVID life claims of $27 million in the fourth quarter and $67 million for the full year. Despite challenges created by the pandemic, the Company continues to effectively conduct business operations through its various distribution channels.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS
Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.
The following table represents Globe Life's operating summary for the three months ended December 31, 2020 and 2019:

Operating Summary
	Per Share
	Three Months Ended December 31,			Three Months Ended December 31,
	2020	2019	% Chg.	2020	2019	% Chg.
Insurance underwriting income(2)	$1.66	$1.62	2	$175,337	$179,563	(2)
Excess investment income(2)	0.58	0.57	2	61,224	62,599	(2)
Parent company expense	(0.02)	(0.02)		(2,355)	(2,273)
Income tax	(0.42)	(0.43)	(2)	(44,546)	(47,146)	(6)
Stock compensation benefit (expense), net of tax	(0.05)	(0.04)		(5,441)	(4,650)
Net operating income	1.74	1.70	2	184,219	188,093	(2)

Reconciling items, net of tax:
Realized gain (loss)—investments	0.19	0.02		20,021	1,734
Non-operating expenses	—	—		—	(508)
Legal proceedings	—	(0.02)		—	(2,258)
Net income(3)	$1.93	$1.69		$204,240	$187,061

Weighted average diluted shares outstanding	105,778	110,665
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The following table represents Globe Life's operating summary for the twelve months ended December 31, 2020 and 2019:

Operating Summary
	Per Share
	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Chg.	2020	2019	% Chg.
Insurance underwriting income	$6.59	$6.44	2	$706,722	$717,557	(2)
Excess investment income	2.28	2.31	(1)	244,424	257,605	(5)
Parent company expense	(0.09)	(0.09)		(9,891)	(10,260)
Income tax	(1.68)	(1.70)	(1)	(180,321)	(189,155)	(5)
Stock compensation benefit (expense), net of tax	(0.22)	(0.21)		(23,342)	(23,645)
Net operating income	6.88	6.75	2	737,592	752,102	(2)

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.02)	0.15		(1,915)	16,291
Realized loss—redemption of debt	—	—		(501)	—
Part D adjustments—discontinued operations	—	—		—	(92)
Administrative settlements	—	—		—	(400)
Non-operating expenses	(0.01)	—		(816)	(508)
Legal proceedings	(0.02)	(0.06)		(2,587)	(6,603)
Net income	$6.82	$6.83		$731,773	$760,790

Weighted average diluted shares outstanding	107,225	111,381

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company does not intend to sell, nor is it likely that management will be required to sell, the fixed maturities prior to their anticipated recovery. It creates more meaningful trends than can be more easily identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Twelve Months Ended December 31,
	2020	2019
Net income as an ROE(1)	9.5%	11.6%
Net operating income as an ROE (excluding net unrealized gains on fixed maturities)	13.5%	14.5%

	December 31,
	2020	2019
Shareholders' equity	$8,771,092	$7,294,307
Impact of adjustment to exclude net unrealized gains on fixed maturities	(3,170,866)	(1,962,268)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,600,226	$5,332,039

Book value per share	$83.19	$66.02
Impact of adjustment to exclude net unrealized gains on fixed maturities	(30.07)	(17.76)
Book value per share, excluding net unrealized gains on fixed maturities	$53.12	$48.26
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS—comparing Q4 2020 with Q4 2019:

Life insurance accounted for 69% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 30% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 23% for the quarter, while net health sales declined 11%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended December 31, 2020 and 2019:

Insurance Premium Revenue
	Quarter Ended
	December 31, 2020	December 31, 2019	% Chg.
Life insurance	$678,331	$631,470	7
Health insurance	290,220	275,214	5
Annuity	—	—
Total	$968,551	$906,684	7

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

INSURANCE UNDERWRITING INCOME
Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.
The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended December 31, 2020 and 2019:

Insurance Underwriting Income
	Quarter Ended
	December 31, 2020	% of Premium	December 31, 2019	% of Premium	% Chg.
Insurance underwriting margins:
Life	$163,741	24	$177,116	28	(8)
Health	71,804	25	61,024	22	18
Annuity	2,241		2,326
	237,786		240,466		(1)
Other income	304		241
Administrative expenses	(62,753)		(61,144)		3
Insurance underwriting income	$175,337		$179,563		(2)
Per share	$1.66		$1.62		2

The lower life insurance underwriting margins in the fourth quarter of 2020 are primarily attributed to approximately $27 million of COVID-related claims in the current quarter.

Administrative expenses were $63 million, up 2.6% from the year-ago quarter. The ratio of administrative expenses to premium was 6.5%, compared with 6.7% for the year-ago quarter.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division.

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	December 31,
	2020		2019
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$105,056	32	$98,209	33	7
Direct to Consumer	22,727	10	39,152	19	(42)
Liberty National	13,655	18	18,479	26	(26)
Other	22,303	42	21,276	40	5
Total	$163,741	24	$177,116	28	(8)

Life Premium
	Quarter Ended
	December 31,
	2020	2019	% Chg.
American Income	$327,282	$297,245	10
Direct to Consumer	223,981	209,013	7
Liberty National	73,888	71,544	3
Other	53,180	53,668	(1)
Total	$678,331	$631,470	7

Life Net Sales(1)
	Quarter Ended
	December 31,
	2020	2019	% Chg.
American Income	$71,185	$59,296	20
Direct to Consumer	39,230	29,788	32
Liberty National	18,065	14,618	24
Other	2,683	3,036	(12)
Total	$131,163	$106,738	23
(1)Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	December 31,
	2020		2019
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$18,565	16	$15,353	14	21
Family Heritage	21,989	27	18,836	25	17
Liberty National	13,345	29	10,377	22	29
American Income	15,013	55	13,665	53	10
Direct to Consumer	2,892	16	2,793	15	4
Total	$71,804	25	$61,024	22	18

Health Premium
	Quarter Ended
	December 31,
	2020	2019	% Chg.
United American	$115,711	$108,311	7
Family Heritage	81,826	75,713	8
Liberty National	46,605	46,691	—
American Income	27,424	25,586	7
Direct to Consumer	18,654	18,913	(1)
Total	$290,220	$275,214	5

Health Net Sales(1)
	Quarter Ended
	December 31,
	2020	2019	% Chg.
United American	$22,355	$31,942	(30)
Family Heritage	21,351	18,173	17
Liberty National	7,085	7,172	(1)
American Income	4,237	4,951	(14)
Direct to Consumer	1,986	1,554	28
Total	$57,014	$63,792	(11)
(1)Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)				End of Quarter Agent Count
	Quarter Ended			Quarter Ended
	December 31,			September 30,	December 31,			September 30,
	2020	2019	% Chg.	2020	2020	2019	% Chg.	2020
American Income	9,642	7,631	26	9,288	9,664	7,551	28	9,583
Liberty National	2,705	2,534	7	2,551	2,770	2,660	4	2,574
Family Heritage	1,452	1,228	18	1,371	1,463	1,286	14	1,469

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	December 31,
	2020	2019	% Chg.
Net investment income	$235,071	$227,456	3
Required interest:
Interest on net policy liabilities(1)	(152,438)	(144,355)	6
Interest on debt	(21,409)	(20,502)	4
Total required interest	(173,847)	(164,857)	5
Excess investment income	$61,224	$62,599	(2)
Per share	$0.58	$0.57	2
(1)Interest on net policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 3.3%, while average invested assets increased 5.8%. Required interest on net policy liabilities increased 5.6%, while average net policy liabilities increased 4.5%. The weighted average discount rate for the net policy liabilities was 5.7% and was in line with the year-ago quarter.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The composition of the investment portfolio at book value at December 31, 2020 is as follows:

Investment Portfolio
	As of
	December 31, 2020
	Amount	% of Total
Fixed maturities at fair value(1)	$21,213,509	94%
Policy loans	584,379	3
Other long-term investments(2)	546,981	2
Short-term investments	107,782	—
Total	$22,452,651	100%
(1) On January 1, 2020, the Company prospectively adopted ASU 2016-13 Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. For available-for-sale fixed maturities, the standard removed the loss impairment methodology of a direct write-down of the amortized cost and replaced it with allowances for credit losses. As of December 31, 2020, fixed maturities at amortized cost were $17.2 billion, net of $3 million for allowance for credit losses.
(2) Includes $385 million of investments accounted for under the fair value option which have a cost of $374 million as of December 31, 2020.

Fixed maturities at amortized cost, net of allowance for credit losses by asset class as of December 31, 2020 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	December 31, 2020
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds(1)	$13,918,148	$769,783	$14,687,931
Municipals	1,880,607	—	1,880,607
Government, agencies and GSEs	433,248	—	433,248
Collateralized debt obligations	—	57,007	57,007
Other asset-backed securities	121,057	13,949	135,006
Total	$16,353,060	$840,739	$17,193,799
(1) Please see our website for information regarding our energy portfolio.

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at December 31, 2020 and the corresponding amounts of net unrealized gains recognized in accumulated other comprehensive income (loss).

	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains	Fair Value
December 31, 2020	$17,197,145	$(3,346)	$4,019,710	$21,213,509

At amortized cost, net of allowance for credit losses, 95% of fixed maturities (96% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.29% during the fourth quarter of 2020, compared with 5.41% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

While we continue to invest primarily in fixed maturities, 17% of our acquisitions in 2020 were in other long-term investments, primarily limited partnerships investing in credit instruments. Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	December 31,
	2020	2019
Amount	$358,732	$449,101
Average annual effective yield	3.5%	4.1%
Average rating	A	A+
Average life (in years) to:
Next call	14.1	15.2
Maturity	26.5	31.4

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.4 million shares of Globe Life Inc. common stock at a total cost of $123 million and an average share price of $88.55.

For the year ended December 31, 2020, the Company repurchased 4.5 million shares of Globe Life Inc. common stock at a total cost of $380 million and an average share price of $85.24.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs, if any, of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2021:

Globe Life projects that net operating income per share will be in the range of $7.16 to $7.56 for the year ending December 31, 2021. The decline from previous guidance is due primarily to an increase in estimated future COVID death claims.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements related to the expected impact of the COVID-19 outbreak on our business operations, financial results and financial condition. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the COVID-19 pandemic and its impact on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales and/or investment portfolio yield;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from the COVID-19 pandemic, particularly in certain industries that may comprise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in pricing competition;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from operating during the COVID-19 pandemic);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The severity, magnitude and impact of the COVID-19 pandemic, including effects of the pandemic and the effects of the U.S. government’s and other businesses’ response to the pandemic, on our operations and personnel, and on commercial activity and demand for our products; and
14) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period as a result of the COVID-19 pandemic.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its fourth quarter 2020 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, February 3, 2021. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:	Mike Majors, Executive Vice President - Administration and Investor Relations
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q4 2020 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2020
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Life premium	$678,331	$631,470	$2,672,804	$2,517,784
Health premium	290,220	275,214	1,141,097	1,077,346
Other premium	—	—	4	4
Total premium	968,551	906,684	3,813,905	3,595,134
Net investment income	235,071	227,456	927,062	910,459
Realized gains (losses)	25,015	2,195	(4,371)	20,621
Other income	304	241	1,325	1,318
Total revenue	1,228,941	1,136,576	4,737,921	4,527,532

Benefits and expenses:
Life policyholder benefits	468,627	410,437	1,809,373	1,638,053
Health policyholder benefits	187,037	176,361	733,481	687,764
Other policyholder benefits	7,459	7,740	30,030	31,532
Total policyholder benefits	663,123	594,538	2,572,884	2,357,349
Amortization of deferred acquisition costs	144,930	139,290	575,770	551,726
Commissions, premium taxes, and non-deferred acquisition costs	75,150	76,745	304,841	298,047
Other operating expense	74,345	78,413	301,038	304,825
Interest expense	21,409	20,502	86,704	84,306
Total benefits and expenses	978,957	909,488	3,841,237	3,596,253

Income before income taxes	249,984	227,088	896,684	931,279
Income tax benefit (expense)	(45,744)	(40,027)	(164,911)	(170,397)
Income from continuing operations	204,240	187,061	731,773	760,882

Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	—	—	(92)
Net income	$204,240	$187,061	$731,773	$760,790

Total basic net income per common share	$1.96	$1.73	$6.90	$6.97

Total diluted net income per common share	$1.93	$1.69	$6.82	$6.83

GL Q4 2020 Earnings Release